EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2000, relating to the consolidated financial statements and and financial statement schedule of Playboy Enterprises, Inc. as of December 31, 1999 and for the fiscal years ended December 31, 1999 and 1998, which appears in Playboy Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                 /s/PricewaterhouseCoopers LLP

Chicago, Illinois
September 18, 2001